Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 121 to Registration Statement No. 002-52322 on Form N-1A of our report dated June 11, 2013, relating to the financial statements and financial highlights of Fidelity Small Cap Discovery Fund, of our report dated June 12, 2013, relating to the financial statements and financial highlights of Fidelity Small Cap Stock Fund, of our report dated June 13, 2013, relating to the financial statements and financial highlights of Fidelity Large Cap Stock Fund, and of our report dated June 24, 2013, relating to the financial statements and financial highlights of Fidelity Mid Cap Stock Fund, each a fund of Fidelity Commonwealth Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Commonwealth Trust for the year ended April 30, 2013, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

June 25, 2013